EXHIBIT 4.1

JOINDER AGREEMENT

To:	The Bank of Nova Scotia as Administrative Agent and as Security Trustee

From:	The financial institutions listed in Schedule 1 hereto (the “Relevant Revolving Credit Lenders”)

Date:    October 7, 2016

Re:	Increase to Revolving Credit Commitments under the Credit Agreement (as defined below).

1.	As used in this joinder agreement (“Joinder Agreement”), the following terms shall have the meanings set forth below:

“Credit Agreement” means the credit agreement dated as of May 16, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time) among, inter alios, LGE Coral Holdco Limited, Sable International Finance Limited, an exempted company incorporated under the laws of the Cayman Islands, and Coral-US Co-Borrower LLC, a limited liability company organized under the laws of Delaware, as Initial Borrowers, the other Borrowers and Guarantors party thereto from time to time, The Bank of Nova Scotia as Administrative Agent, each Lender from time to time party thereto, The Bank of Nova Scotia as L/C Issuer and Swing Line Lender, and FirstCarribean International Bank (Bahamas) Limited, BNP Paribas Fortis SA/NV and Royal Bank of Canada as Alternative L/C Issuers.

“Existing Revolving Credit Lender” means each Revolving Credit Lender designated as an Existing Revolving Credit Lender in Schedule 1 hereto.
“Existing Revolving Credit Loans” means any Revolving Credit Loans made by the Existing Revolving Credit Lenders that are outstanding immediately prior to the Increase Effective Date.
“Increase Effective Date” means, subject to the delivery of the notification by the Administrative Agent pursuant to paragraph 6 below, October 11, 2016.
“New Revolving Credit Lenders” means each financial institution designated as a New Revolving Credit Lender in Schedule 1 hereto.
“Revolving Credit Facility Fee Letter” means the fee letter dated October 7, 2016 entered into by the Initial Borrowers and the New Revolving Credit Lenders.

2.	Terms defined in the Credit Agreement shall have the same meaning in this Joinder Agreement, unless specified otherwise.

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3.
We refer to Section 2.14(q) (Additional Facilities) of the Credit Agreement. Subject to the terms and conditions set forth herein, this Joinder Agreement gives effect to an increase to the Facility under which the Initial Revolving Credit Commitments have been made available (the “Revolving Credit Facility”) pursuant to Section 2.14(q) (Additional Facilities) of the Credit Agreement. Upon the occurrence of the Increase Effective Date, the aggregate amount of the Revolving Credit Commitments under the Revolving Credit Facility is being increased from $570,000,000 to $625,000,000 (the “Increase”) on the terms set forth herein and in the Credit Agreement.

4.
Each New Revolving Credit Lender and each Existing Revolving Credit Lender agrees that, after giving effect to the Increase on the Increase Effective Date in accordance with paragraph 6 below, the Revolving Credit Commitment of each Relevant Revolving Credit Lender under the Revolving Credit Facility shall be as set forth on Schedule 2 hereto opposite its name.

5.
The Maturity Date and Applicable Rate in respect of the Revolving Credit Facility shall be as set forth in the Credit Agreement. For the avoidance of doubt, (a) the Maturity Date with respect to the Revolving Credit Facility is July 31, 2021, and (b) the Applicable Rate with respect to the Revolving Credit Facility is: (i) for Eurocurrency Rate Loans, 3.50%, (ii) for Base Rate Loans, 2.50% and (iii) for unused Revolving Credit Commitments, 0.50%.

6.
The Administrative Agent shall, as soon as reasonably practicable, notify each Relevant Revolving Credit Lender and the Initial Borrowers once it has received all of the documents and evidence set out in Schedule 3 hereto (Conditions Precedent to Increase Effective Date) in form and substance satisfactory to the Administrative Agent (acting reasonably) or, as the case may be, that the requirement to provide any of such documents or evidence has been waived by the Administrative Agent acting on the instructions of the Relevant Revolving Credit Lenders holding (after giving effect to the Increase) more than 50% of the aggregate Revolving Credit Commitments.

7.
Each New Revolving Credit Facility Lender agrees that, upon the occurrence of the Increase Effective Date in accordance with paragraph 6 above, the following transactions shall occur automatically and without the need for any further action on behalf of any Party:

(a)	it shall become a party to and be bound by the terms of the Credit Agreement as a Lender; and

(b)	it shall be subject to the terms of the Existing Intercreditor Agreement.

8.
The execution by the Loan Parties of this Joinder Agreement shall constitute confirmation by each Guarantor that (i) entry into this Joinder Agreement is permitted by the Guaranty and each Collateral Document; (ii) its obligations under the Guaranty and each Collateral Document shall extend to the total of the Revolving Credit Commitments as specified in this Joinder Agreement and shall be owed to each Secured Party, including the Relevant Revolving Credit Lenders, but otherwise shall remain in full force and effect and continue

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unaffected; and (iii) all liabilities and obligations owed by the Loan Parties under the Credit Agreement, this Joinder Agreement and the other Loan Documents are:

(a)	Secured Liabilities as defined in and for the purposes of each Collateral Document to which it is a party; and

(a)	Secured Debt as defined in and for the purposes of the Existing Intercreditor Agreement.

9.
Each Relevant Revolving Credit Lender shall be entitled to share in the Collateral in accordance with the Intercreditor Agreement and the Collateral Documents pari passu with the Lenders under the other Facilities.

10.	Each New Revolving Credit Lender hereby confirms to each Lender, the Administrative Agent and the Security Trustee that:

(a)
it has made its own independent investigation and assessment of the financial condition and affairs of each Loan Party and its related entities in connection with its participation in the Credit Agreement and has not relied on any information provided to it by a Lender, the Administrative Agent or the Security Trustee in connection with any Loan Document; and

(b)
it will continue to make its own independent appraisal of the creditworthiness of each Loan Party and its related entities while any amount is or may be outstanding under the Credit Agreement or any Revolving Credit Commitment is in force.

11.
The Facility Office and address for notices of each New Revolving Credit Lender for the purposes of Section 10.02 (Notices and Other Communications; Facsimile Copies) of the Credit Agreement is as set forth on Schedule 4 to this Joinder Agreement.

12.
On the Increase Effective Date: (a) each New Revolving Credit Lender will fund and, in respect of each Existing Revolving Credit Lender, will be deemed to have funded, its pro rata share (calculated in accordance with its Revolving Credit Commitment set out in Schedule 2 hereto opposite its name) of Revolving Credit Loans (the “New Revolving Credit Loans”) requested by the relevant Borrower in an aggregate principal amount equal to the aggregate principal amount of the Existing Revolving Credit Loans; and (b) the principal amount of the Existing Revolving Credit Loans shall, simultaneously with such funding, be repaid in full with the proceeds of the New Revolving Credit Loans (i) on a cashless basis in respect of the New Revolving Credit Loans deemed to have been funded by the Existing Revolving Credit Lenders and (ii) in cash in respect of the amount of the New Revolving Credit Loans funded by the New Revolving Credit Lenders.

13.
Each Relevant Revolving Credit Lender further agrees and acknowledges that notwithstanding Section 2.02 of the Credit Agreement, a Committed Loan Notice in respect of the Borrowing of the New Revolving Credit Loans shall only be required to be received

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by the Administrative Agent no later than 1:00 p.m. one Business Day prior to the Increase Effective Date.

14.
Each Relevant Revolving Credit Lender and each Loan Party acknowledges its consent, to the extent required by Section 10.01(a) and 10.01(c) of the Credit Agreement, to the amendment and/or waiver of any applicable provisions of the Credit Agreement to permit the terms set forth in this Joinder Agreement and the transactions contemplated herein.

15.	In accordance with the Credit Agreement, each of the Company and the Administrative Agent designates this Joinder Agreement as a Loan Document.

16.	The Original Co-Borrower or the Original Borrower shall pay to the New Revolving Credit Lenders the fees set forth in the Revolving Credit Facility Fee Letter.

17.
This Joinder Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Joinder Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

18.	This Joinder Agreement shall be construed in accordance with and governed by the laws of the State of New York.

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RELEVANT REVOLVING CREDIT LENDERS

The Bank of Nova Scotia

Authorized Signatory

(Signature Page to Joinder Agreement)

BNP Paribas Fortis SA/NV

Authorized Signatory

(Signature Page to Joinder Agreement)

Royal Bank of Canada

Authorized Signatory

(Signature Page to Joinder Agreement)

Bank of America, N.A.

Authorized Signatory

(Signature Page to Joinder Agreement)

Goldman Sachs Bank USA

Authorized Signatory

(Signature Page to Joinder Agreement)

Citibank NA London

Authorized Signatory

(Signature Page to Joinder Agreement)

ING Capital LLC

Authorized Signatory

(Signature Page to Joinder Agreement)

Credit Suisse AG, New York Branch

Authorized Signatory

(Signature Page to Joinder Agreement)

JP Morgan Chase Bank N.A., London Branch

Authorized Signatory

(Signature Page to Joinder Agreement)

FirstCaribbean International Bank (Bahamas) Limited

FIRSTCARIBBEAN INTERNATIONAL BANK (BAHAMAS) LIMITED

IN WITNESS WHEREOF FirstCaribbean International Bank (Bahamas) Limited has caused its Common Seal to be hereunto affixed the day and hereinbefore written.

Authorized Signatory

The Common Seal of FIRSTCARIBBEAN INTERNATIONAL BANK (BAHAMAS)
LIMITED was affixed hereto by Marie Rodland Allen the Managing Director of the said Company and the said Marie Rodland-Ailen affixed signature hereto in the presence of:

Authorized Signatory

(Signature Page to Joinder Agreement)

Barclays Bank PLC

Authorized Signatory

(Signature Page to Joinder Agreement)

Société Générale, London Branch

Authorized Signatory

(Signature Page to Joinder Agreement)

THE BANK OF NOVA SCOTIA, as Administrative Agent

Authorized Signatory

(Signature Page to Joinder Agreement)

THE BANK OF NOVA SCOTIA, as Security Trustee

Authorized Signatory

(Signature Page to Joinder Agreement)

Coral-US Co-Borrower LLC, as Borrower

Authorized Signatory

(Signature Page to Joinder Agreement)

Sable International Finance Limited, as Borrower

Authorized Signatory

(Signature Page to Joinder Agreement)

Cable & Wireless Communications Limited

Authorized Signatory

(Signature Page to Joinder Agreement)

Cable & Wireless Limited

Authorized Signatory

Sable Holding Limited

Authorized Signatory

CWIGroup Limited

Authorized Signatory

Cable & Wireless (West Indies) Limited

Authorized Signatory

(Signature Page to Joinder Agreement)

SCHEDULE 1

RELEVANT REVOLVING CREDIT LENDERS

Existing Revolving Credit Lenders:

The Bank of Nova Scotia
BNP Paribas Fortis SA/NV
Royal Bank of Canada
Bank of America, N.A.
Goldman Sachs Bank USA
Citibank NA London
ING Capital LLC
Credit Suisse AG, New York Branch
JP Morgan Chase Bank N.A., London Branch
FirstCaribbean International Bank (Bahamas) Limited

New Revolving Credit Lenders:

Barclays Bank PLC
Société Générale, London Branch

SCHEDULE 2

RELEVANT REVOLVING CREDIT LENDERS AND REVOLVING CREDIT COMMITMENTS

Relevant Revolving Credit Lender	Revolving Credit Commitment (US$)
The Bank of Nova Scotia	69,500,000
BNP Paribas Fortis SA/NV	69,500,000
Royal Bank of Canada	57,500,000
Bank of America, N.A.	56,000,000
Goldman Sachs Bank USA	50,000,000
Citibank NA London	50,000,000
ING Capital LLC	50,000,000
Credit Suisse AG, New York Branch	50,000,000
JP Morgan Chase Bank N.A., London Branch	40,000,000
FirstCaribbean International Bank (Bahamas) Limited	32,500,000
Barclays Bank PLC	50,000,000
Société Générale, London Branch	50,000,000
Total	625,000,000

SCHEDULE 3

CONDITIONS PRECEDENT TO THE INCREASE EFFECTIVE DATE

1.	Execution and delivery of this Joinder Agreement by each Loan Party.

2.	Execution and delivery of the Revolving Credit Facility Fee Letter by the New Revolving Credit Lenders and acknowledged and agreed by the Initial Borrowers.

3.	Execution and delivery of an accession deed to the Existing Intercreditor Agreement by each New Revolving Credit Facility Lender and accepted by the Security Trustee.

4.
Such certified Organization Documents, certificates of good standing (to the extent such concept exists) from the applicable secretary of state of the state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent (acting on the instructions of the Relevant Revolving Credit Lenders) may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Joinder Agreement and the other Loan Documents to which that Loan Party is a party.

5.	An opinion from Ropes & Gray International LLP, Delaware and New York counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

6.	An opinion from Ropes & Gray International LLP, English law counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

7.	An opinion from Maples and Calder, Cayman law counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

8.	An executed and notarized copy of the amended statement of charge in respect of the Barbados law governed Collateral Documents.

9.	The other conditions set forth in Section 4.03(b) and (c) shall have been satisfied.

SCHEDULE 4

FACILITY OFFICE AND ADDRESS FOR NOTICES OF NEW REVOLVING CREDIT LENDERS

[Intentionally Omitted]